UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
  SECURITIES EXCHANGE ACT OF 1934

Date of Report: May 10, 2016

  CUMMINS INC.
 (Exact name of registrant as specified in its charter)

Indiana (State or other Jurisdiction of Incorporation)	1-4949 (Commission File Number)	35-0257090 (I.R.S. Employer Identification No.)

500 Jackson Street
P. O. Box 3005
Columbus, IN  47202-3005
 (Principal Executive Office)  (Zip Code)

Registrant’s telephone number, including area code:  (812) 377-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 10, 2016, Cummins Inc. (the “Company”) held its 2016 annual meeting of shareholders (the “Annual Meeting”).  At the Annual Meeting, the Company’s shareholders voted on the following proposals:

•	The election of ten directors for a one year term to expire at the Company’s 2017 annual meeting of shareholders;

•	An advisory vote on the compensation of the Company’s named executive officers;

•	The ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s auditors for 2016;

•	The Company’s Board of Directors’ proposal regarding proxy access; and

•	A shareholder proposal regarding proxy access.

As of the March 8, 2016 record date for the determination of the shareholders entitled to notice of, and to vote at, the Annual Meeting, 170,345,990 shares of Common Stock were outstanding and entitled to vote, each entitled to one vote per share.  Approximately 86.78% of all votes were represented at the Annual Meeting in person or by proxy.

The following are the final votes on the matters presented for shareholder approval at the Annual Meeting:

1.	Election of Ten Directors For A One Year Term To Expire at the Company’s 2017 Annual Meeting Of Shareholders
Name	For	Against	Abstain	Broker Non-Votes
N. Thomas Linebarger	120,735,030	5,135,663	499,327	21,456,246
Robert J. Bernhard	124,926,139	1,083,663	360,218	21,456,246
Dr. Franklin R. Chang Diaz	124,894,704	1,093,994	381,322	21,456,246
Bruno V. Di Leo Allen	124,740,394	1,181,472	448,154	21,456,246
Stephen B. Dobbs	124,960,888	1,030,346	378,786	21,456,246
Robert K. Herdman	123,811,514	2,173,042	385,464	21,456,246
Alexis M. Herman	120,617,221	5,363,840	388,959	21,456,246
Thomas J. Lynch	120,037,082	5,927,241	405,697	21,456,246
William I. Miller	123,375,998	2,759,483	234,539	21,456,246
Georgia R. Nelson	120,987,920	5,138,892	243,208	21,456,246

2.	Advisory Vote on the Compensation of the Company’s Named Executive Officers

For	Against	Abstain	Broker Non-Votes
120,250,326	5,474,811	644,883	21,456,246

3.	Ratification of the Appointment of PricewaterhouseCoopers LLP as the Company’s Auditors for 2016

For	Against	Abstain	Broker Non-Votes
144,931,821	2,529,888	364,557	N/A

4.              Board of Directors’ Proposal Regarding Proxy Access

For	Against	Abstain	Broker Non-Votes
121,969,519	3,668,891	731,610	21,456,246

5.              Shareholder Proposal Regarding Proxy Access

For	Against	Abstain	Broker Non-Votes
39,636,006	85,666,281	1,067,733	21,456,246

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 10, 2016

CUMMINS INC.
/s/ Marsha L. Hunt________________ Marsha L. Hunt Vice President - Corporate Controller (Principal Accounting Officer)

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